East West Bancorp, Inc.
135 N. Los Robles Ave.
Pasadena, CA 91101
Tel. 626.768.6000

NEWS RELEASE

EAST WEST BANCORP REPORTS SECOND QUARTER 2026 RESULTS, WITH EARNINGS PER SHARE UP 18% YEAR-OVER-YEAR, DRIVEN BY RECORD TOTAL REVENUE

Pasadena, California – July 21, 2026 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, reported second quarter 2026 net income of $364 million, or $2.63 per diluted share. Total loans and deposits both reached new records as of June 30, 2026, at $59.0 billion and $70.1 billion, respectively. Return on average assets was 1.75%, return on average common equity was 16.0%, and book value per share grew 13% year-over-year.

“East West delivered another strong quarter of balanced growth, resulting in record levels of net interest income, revenue, loans, and deposits,” said Dominic Ng, Chairman and Chief Executive Officer. “Over the past year our relationship-focused strategy continued to drive the business forward, with noninterest-bearing deposits increasing significantly. We generated a return on average tangible common equity1 of 17% and grew tangible book value per share1 by 14% from a year ago.”

“Our above-peer returns reflect the growth opportunities we have captured across our markets, supported by disciplined execution and stable credit performance,” said Ng. “Strong earnings further bolstered our capital position and reinforced the balance sheet, positioning us well to deliver sustainable growth and long-term value for shareholders,” concluded Ng.

FINANCIAL HIGHLIGHTS

	Three Months Ended			June 30, 2026 % Change
($ in millions, except per share data)	June 30, 2026	March 31, 2026	June 30, 2025	Qtr-o-Qtr	Yr-o-Yr
Total Revenue	$791	$774	$703	2%	12%
Pre-tax, Pre-provision Income[2]	501	493	447	1	12
Net Income	364	358	310	2	17
Diluted Earnings per Share	$2.63	$2.57	$2.24	2	18
Book Value per Share	$67.48	$65.70	$59.51	3	13
Tangible Book Value per Share[1]	$64.06	$62.27	$56.10	3%	14%
Return on Average Assets	1.75%	1.79%	1.62%	-4 bps	13 bps
Return on Average Common Equity	16.01%	16.04%	15.42%	-3 bps	59 bps
Return on Average Tangible Common Equity[1]	16.88%	16.92%	16.39%	-4 bps	49 bps
Total Stockholders’ Equity to Assets Ratio	10.91%	10.86%	10.49%	5 bps	42 bps
Tangible Common Equity Ratio[1]	10.41%	10.35%	9.95%	6 bps	46 bps
Total Assets	$84,763	$82,886	$78,158	2%	8%

[1] Return on average tangible common equity, tangible book value per share, and tangible common equity ratio are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.

[2] Pre-tax, pre-provision income is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

BALANCE SHEET

•Assets – Total assets were $84.8 billion as of June 30, 2026, an increase of $1.9 billion, or 2%, from $82.9 billion as of March 31, 2026. Year-over-year, total assets grew $6.6 billion, or 8%, from $78.2 billion as of June 30, 2025.

Second quarter 2026 average interest-earning assets of $80.1 billion were up $2.1 billion, or 3%, from $78.0 billion in the first quarter, primarily reflecting a $1.2 billion increase in average total loans outstanding and $0.8 billion of average securities growth.

•Loans – Total loans reached a record $59.0 billion as of June 30, 2026, an increase of $0.9 billion, or 1%, from $58.1 billion as of March 31, 2026. Year-over-year, total loans were up $4.0 billion, or 7%, from $55.0 billion as of June 30, 2025.

Second quarter 2026 average total loans grew by nearly $1.2 billion, or 2%, to $58.2 billion, from $57.1 billion in the first quarter of 2026.

•Deposits – Total deposits reached a record $70.1 billion as of June 30, 2026, an increase of $1.2 billion, or 2%, from $68.9 billion as of March 31, 2026, primarily reflecting growth in noninterest-bearing demand deposits. Noninterest-bearing deposits made up 26% of total deposits as of June 30, 2026. Year-over-year, total deposits increased $5.1 billion, or 8%, from $65.0 billion as of June 30, 2025.

Second quarter 2026 total average deposits of $68.7 billion increased $1.2 billion from the first quarter of 2026, primarily reflecting growth in average noninterest-bearing demand, money market, time, and savings deposits.

•Capital – As of June 30, 2026, stockholders’ equity was $9.2 billion, up 3% quarter-over-quarter. The total stockholders’ equity to assets ratio was 10.91% as of June 30, 2026, compared with 10.86% as of March 31, 2026.

Book value per share was $67.48 as of June 30, 2026, up $1.78, or 3% quarter-over-quarter. As of June 30, 2026, tangible book value per share3 was $64.06, up $1.79, or 3% quarter-over-quarter.

East West’s regulatory capital ratios are well in excess of requirements for well-capitalized institutions, and well above regional bank averages.

CAPITAL STRENGTH

Capital metrics as of June 30, 2026, March 31, 2026, and June 30, 2025 are presented below.

EWBC Capital
($ in millions)	June 30, 2026 (a)	March 31, 2026	June 30, 2025
Risk-Weighted Assets (“RWA”) (b)	$59,201	$58,559	$56,280
Risk-based capital ratios:
Total capital ratio	16.75%	16.45%	15.82%
CET1 capital ratio	15.44%	15.13%	14.51%
Tier 1 capital ratio	15.44%	15.13%	14.51%
Leverage ratio	11.00%	10.95%	10.60%
Total stockholders’ equity to assets ratio	10.91%	10.86%	10.49%
Tangible common equity ratio (c)	10.41%	10.35%	9.95%

(a)The Company’s June 30, 2026 regulatory capital ratios and RWA are preliminary.
(b)Under regulatory guidelines, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories based on the nature of the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar value in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total RWA.
(c)Tangible common equity ratio is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 14.

[3] Tangible book value per share is a non-GAAP financial measure. See reconciliation of GAAP to non-GAAP measures in Table 14.

OPERATING RESULTS

Second Quarter Earnings – Second quarter 2026 net income was $364 million, an increase of $6 million, or 2% from the first quarter, and 17% from $310 million for the second quarter of 2025. Second quarter 2026 diluted earnings per share (“EPS”) were $2.63, an increase of 2% from $2.57 per diluted share for the first quarter and 18% from $2.24 per diluted share for the second quarter of 2025.

Second Quarter 2026 Compared to First Quarter 2026 and Second Quarter 2025

Net Interest Income and Net Interest Margin

Net interest income totaled $685 million in the second quarter of 2026, an increase of over $13 million, or 2%, from $671 million in the prior quarter and $68 million, or 11%, from the second quarter of 2025. Net interest margin was 3.43% in the second quarter of 2026, a 6 basis-point decline from the prior quarter and an 8 basis-point increase from the second quarter of 2025.
•The average loan yield was 6.02%, down 9 basis points from the prior quarter. The average interest-earning asset yield was 5.41%, down 8 basis points from the prior quarter.
•The average cost of interest-bearing deposits was 2.81%, a 3 basis-point decrease from the prior quarter. The average cost of funds was 2.19%, down 2 basis points from the prior quarter.

Noninterest Income

Noninterest income totaled a record $106 million in the second quarter of 2026, an increase of $4 million, or 4%, from the first quarter and $20 million, or 24%, from the second quarter of 2025. Fee income4 of $96 million decreased $3 million, or 3%, from $99 million in the prior quarter and increased $15 million, or 19%, from the second quarter of 2025.
•Lending and loan servicing fees increased $2 million in the second quarter, reflecting higher syndication fees.
•Commercial and consumer deposit-related fees increased $1 million quarter-over-quarter, reflecting higher customer activity.
•Wealth management fees decreased $3 million in the second quarter, primarily reflecting lower customer activity from record levels set in the prior quarter.
•Customer derivative income decreased $3 million quarter-over-quarter, reflecting lower customer activity.
•Other income increased $9 million quarter-over-quarter, primarily reflecting gains from investments held in connection with deferred compensation plans.
•Other investment income decreased $3 million quarter-over-quarter, reflecting lower income from investments.

Noninterest Expense

Total noninterest expense was $291 million in the second quarter, which included $23 million of amortization for tax credit and Community Reinvestment Act investments. Total operating noninterest expense was $268 million, an increase of $9 million from the first quarter and $38 million, or 17%, from the second quarter of 2025.
•Other real estate owned (“OREO”) expense increased $3 million in the second quarter.
•Other operating expense was $39 million, an increase of $2 million, primarily reflecting higher loan-related expenses.
•Deposit insurance premiums and regulatory assessments were $10 million, an increase of $1 million quarter-over-quarter, reflecting an FDIC special assessment reversal in the prior quarter.
•Deposit account expense, occupancy and equipment expense, and computer and software related expense each increased $1 million quarter-over-quarter.
•The efficiency ratio was 36.7% in the second quarter, compared with 36.2% in the prior quarter.

TAX RELATED ITEMS

Second quarter 2026 income tax expense was $104 million and the effective tax rate was 22.2%, compared with income tax expense of $100 million and 21.8% in the first quarter, primarily due to stock-based compensation tax benefits in the first quarter and higher pretax income in the second quarter, partially offset by a tax settlement benefit in the second quarter.

[4] Fee income includes commercial and consumer deposit-related fees, lending and loan servicing fees, foreign exchange income, wealth management fees, and customer derivative income. Refer to Table 3 for additional fee and noninterest income information.

ASSET QUALITY

As of June 30, 2026, the credit quality of our loan portfolio remained stable.
•Second quarter 2026 provision for credit losses was $33 million, compared with $36 million in the first quarter of 2026.
•The allowance for loan losses was $842 million, or 1.43% of loans held-for-investment (“HFI”), as of June 30, 2026, compared with $836 million, or 1.44% of loans HFI, as of March 31, 2026.
•The nonperforming assets ratio was 0.29% of total assets as of June 30, 2026, a 3 basis point increase from the prior quarter. Nonperforming assets increased $31 million to $247 million as of June 30, 2026, from $216 million as of March 31, 2026, driven primarily by increases in commercial real estate nonaccrual loans and OREO.
•Second quarter 2026 net charge-offs were $27 million, or annualized 0.19% of average loans HFI, compared with $12 million, or annualized 0.09% of average loans HFI, for the first quarter of 2026.

DIVIDEND PAYOUT AND CAPITAL ACTIONS

East West’s Board of Directors has declared the third quarter 2026 dividend for the Company’s common stock. The common stock cash dividend of $0.80 per share is payable on August 17th, 2026 to shareholders of record as of August 3rd, 2026.

East West did not repurchase any shares of common stock during the second quarter of 2026. $117 million of East West’s share repurchase authorization remains available.

About East West

East West provides financial services that help customers reach further and connect to new opportunities. East West Bancorp, Inc. is a public company (Nasdaq: “EWBC”) with total assets of $84.8 billion as of June 30, 2026. The Company’s wholly-owned subsidiary, East West Bank, is the largest independent bank headquartered in Southern California, and operates over 110 locations in the United States and Asia. The Bank’s markets in the United States include California, Georgia, Illinois, Massachusetts, Nevada, New York, Texas, and Washington. For more information on East West, visit www.eastwestbank.com.

Conference Call

East West will host a conference call to discuss second quarter 2026 earnings with the public on Tuesday, July 21, 2026 at 2:00 p.m. PT/5:00 p.m. ET. The public and investment community are invited to listen as management discusses second quarter 2026 results and operating developments.
•The following dial-in information is provided for participation in the conference call: calls within the U.S. - (877) 506-6399; calls within Canada – (855) 669-9657; international calls – (412) 902-6699.
•A presentation to accompany the earnings call, a listen-only live broadcast of the call, and information to access a replay one hour after the call will all be available on the Investor Relations page of the Company’s website at www.eastwestbank.com/investors.

For Investor Inquiries, Contact:	For Media Inquiries, Contact:
Adrienne Atkinson	Angie Tang
Director of Investor Relations and Corporate Development	Director of Corporate Communications
T: (626) 788-7536	T: (626) 768-6853
E: adrienne.atkinson@eastwestbank.com	E: angie.tang@eastwestbank.com

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) contain “forward-looking statements” intended to be covered by the safe harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. East West Bancorp, Inc. (referred to herein on an unconsolidated basis as “East West” and on a consolidated basis as the “Company,” “we,” “our” or “EWBC”) may make forward-looking statements in other documents that it files with, or furnishes to, the U.S. Securities and Exchange Commission (“SEC”) and management may make forward-looking statements to analysts, investors, media members and others. Forward-looking statements are those that do not relate to historical facts and that are based on current assumptions, beliefs, estimates, expectations and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Forward-looking statements may relate to various matters, including the Company’s financial condition, results of operations, plans, objectives, future performance, business or industry, and usually can be identified by the use of forward-looking words, such as “anticipates,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “likely,” “may,” “might,” “objective,” “plans,” “potential,” “projects,” “remains,” “should,” “target,” “trend,” “will,” “would,” or similar expressions or variations thereof, and the negative thereof, although these terms are not the exclusive means of identifying such statements. You should not place undue reliance on forward-looking statements, as they are subject to known and unknown risks and uncertainties.

Factors that might cause future results to differ materially from historical performance and any forward-looking statements include, but are not limited to: changes in local, regional and global business, economic and political conditions and natural or geopolitical events; the soundness of other financial institutions and the impacts related to or resulting from bank failures and other industry volatility, including potential increased regulatory requirements, Federal Deposit Insurance Corporation (“FDIC”) insurance premiums and assessments, and deposit withdrawals; changes in trade, tariff, tax, monetary and fiscal policies; changes in immigration laws and enforcement practices, or travel and visa related policies; current or potential disputes between the U.S., the People’s Republic of China and other countries; armed conflict involving Iran or heightened geopolitical tensions in other regions, including resulting oil price volatility and energy and other supply disruptions; changes in the commercial and consumer real estate markets; changes in consumer or commercial spending, savings and borrowing habits, patterns and behaviors; the Company’s ability to compete effectively against financial institutions and other entities, including as a result of emerging technologies; the success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; changes in market interest rates, competition, regulatory requirements and product mix; changes in the Company’s costs of operation, compliance and expansion; disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third party vendors with which the Company does business, including as a result of cyber-attacks, and the disclosure or misuse of confidential information; the adequacy of the Company’s risk management framework; future credit quality and performance, including expectations regarding future credit losses and allowance levels; adverse changes to the Company’s credit ratings; legal proceedings, regulatory investigations and their resolution; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; the impact on the Company’s liquidity due to changes in its ability to receive dividends from subsidiaries; any strategic acquisitions or divestitures; and the introduction of new or expanded products and services or other events that may directly or indirectly result in a negative impact on the financial performance of the Company and its customers.

For a more detailed discussion of some of the factors that might cause future results to differ materially from historical performance and any forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026 under the heading Item 1A. Risk Factors and the Company’s subsequent filings with the SEC. Forward-looking statements speak only as of the date they are made and are based solely on information then actually known to the Company. The Company does not undertake, and expressly disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by law.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
($ and shares in thousands, except per share data)
(unaudited)
Table 1

				June 30, 2026 % or Basis Point Change
	June 30, 2026	March 31, 2026	June 30, 2025	Qtr-o-Qtr		Yr-o-Yr
Assets
Cash and cash equivalents, and deposits with banks	$5,101,349	$4,449,368	$4,514,476	14.7%		13.0%
Securities purchased under resale agreements (“resale agreements”)	425,000	425,000	425,000	—		—
Available-for-sale (“AFS”) debt securities (amortized cost of $15,055,558, $14,546,038 and $13,035,258)	14,581,546	14,093,483	12,488,913	3.5		16.8
Held-to-maturity (“HTM”) debt securities, at amortized cost (fair value of $2,443,494, $2,453,003 and $2,437,247)	2,845,364	2,858,978	2,892,982	(0.5)		(1.6)
Total cash, resale agreements and debt securities	22,953,259	21,826,829	20,321,371	5.2		13.0
Loans held-for-sale (“HFS”)	17,425	27,585	11,873	(36.8)		46.8
Loans held-for-investment (“HFI”) (net of allowance for loan losses of $842,056, $835,874 and $760,416)	58,121,884	57,264,875	54,200,768	1.5		7.2
Affordable housing partnership, tax credit and Community Reinvestment Act (“CRA”) investments, net	919,230	983,976	968,389	(6.6)		(5.1)
Goodwill	465,697	465,697	465,697	—		—
Operating lease right-of-use assets	149,110	134,129	80,523	11.2		85.2
Other assets	2,136,867	2,183,061	2,109,446	(2.1)		1.3
Total assets	$84,763,472	$82,886,152	$78,158,067	2.3%		8.5%

Liabilities and Stockholders’ Equity
Deposits	$70,092,693	$68,919,555	$65,029,493	1.7%		7.8%
Federal Home Loan Bank (“FHLB”) advances	3,000,000	3,000,000	3,500,000	—		(14.3)
Securities sold under repurchase agreements (“repurchase agreements”)	956,894	494,027	—	93.7		100.0
Long-term debt and finance lease liabilities	35,451	35,545	35,789	(0.3)		(0.9)
Operating lease liabilities	164,973	148,731	86,987	10.9		89.7
Accrued expenses and other liabilities	1,267,532	1,288,859	1,304,031	(1.7)		(2.8)
Total liabilities	75,517,543	73,886,717	69,956,300	2.2		7.9
Stockholders’ equity	9,245,929	8,999,435	8,201,767	2.7		12.7
Total liabilities and stockholders’ equity	$84,763,472	$82,886,152	$78,158,067	2.3%		8.5%

Total cash, resale agreements and debt securities/total assets	27.08%	26.33%	26.00%	75	bps	108	bps
Total stockholders’ equity to assets ratio	10.91%	10.86%	10.49%	5		42
Tangible common equity (“TCE”) ratio (1)	10.41%	10.35%	9.95%	6	bps	46	bps
Book value per share	$67.48	$65.70	$59.51	2.7%		13.4%
Tangible book value (1) per share	$64.06	$62.27	$56.10	2.9		14.2
Number of common shares at period-end	137,011	136,979	137,816	0.0%		(0.6)%

(1)The TCE ratio and the tangible book value are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP measures in Table 14.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
TOTAL LOANS AND DEPOSITS DETAIL
($ in thousands)
(unaudited)
Table 2

				June 30, 2026 % Change
	June 30, 2026	March 31, 2026	June 30, 2025	Qtr-o-Qtr		Yr-o-Yr
Loans:
Commercial:
Commercial and industrial (“C&I”)	$19,862,701	$19,550,953	$17,822,881	1.6%		11.4%
Commercial real estate (“CRE”):
CRE	15,585,610	15,491,057	14,978,775	0.6		4.1
Multifamily residential	5,251,556	5,129,247	4,978,915	2.4		5.5
Construction and land	831,822	811,999	709,713	2.4		17.2
Total CRE	21,668,988	21,432,303	20,667,403	1.1		4.8
Consumer:
Residential mortgage:
Single-family residential (“SFR”)	15,336,309	15,119,709	14,569,997	1.4		5.3
Home equity lines of credit (“HELOCs”)	2,039,285	1,945,867	1,850,965	4.8		10.2
Total residential mortgage	17,375,594	17,065,576	16,420,962	1.8		5.8
Other consumer	56,657	51,917	49,938	9.1		13.5
Total loans HFI (1)	58,963,940	58,100,749	54,961,184	1.5		7.3
Loans HFS	17,425	27,585	11,873	(36.8)		46.8
Total loans (1)	58,981,365	58,128,334	54,973,057	1.5		7.3
Allowance for loan and lease losses (“ALLL”)	(842,056)	(835,874)	(760,416)	0.7		10.7
Net loans (1)	$58,139,309	$57,292,460	$54,212,641	1.5%		7.2%

Deposits by product:
Noninterest-bearing demand	$18,355,698	$17,480,959	$15,470,239	5.0%		18.7%
Interest-bearing checking	8,047,826	8,069,468	8,143,893	(0.3)		(1.2)
Money market	16,259,299	16,226,097	15,420,318	0.2		5.4
Savings	1,891,021	1,731,547	1,683,703	9.2		12.3
Time deposits	25,538,849	25,411,484	24,311,340	0.5		5.0
Total deposits	$70,092,693	$68,919,555	$65,029,493	1.7%		7.8%

Deposits by segment/region:
Consumer and Business Banking - U.S.	$36,951,120	$35,847,814	$33,407,064	3.1%		10.6%
Commercial Banking - U.S. (2)	24,910,459	24,829,606	23,593,647	0.3		5.6
International Branches (3)	4,133,100	3,906,121	3,579,005	5.8		15.5
Treasury and Other - U.S. (4)	4,098,014	4,336,014	4,449,777	(5.5)		(7.9)
Total deposits	$70,092,693	$68,919,555	$65,029,493	1.7%		7.8%

Loan-to-deposit ratio	84.15%	84.34%	84.54%	(19)	bps	(39)	bps

(1)Includes $13 million, $17 million and $74 million of net deferred loan fees and net unamortized premiums as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.
(2)Excludes deposits presented under International Branches.
(3)Deposits of our Hong Kong branch and China subsidiary bank branches are a subset of Commercial Banking segment deposits.
(4)Treasury and Other segment deposits reflect wholesale, public funds, and brokered deposits, primarily managed by the Company’s Treasury department.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 3

	Three Months Ended			June 30, 2026 % Change
	June 30, 2026	March 31, 2026	June 30, 2025	Qtr-o-Qtr	Yr-o-Yr
Interest and dividend income	$1,080,823	$1,055,510	$1,058,999	2.4%	2.1%
Interest expense	396,172	384,317	441,925	3.1	(10.4)
Net interest income before provision for credit losses	684,651	671,193	617,074	2.0	11.0
Provision for credit losses	33,000	36,000	45,000	(8.3)	(26.7)
Net interest income after provision for credit losses	651,651	635,193	572,074	2.6%	13.9%
Noninterest income:
Commercial and consumer deposit-related fees	31,621	30,619	26,865	3.3	17.7
Lending and loan servicing fees	27,961	26,070	25,586	7.3	9.3
Foreign exchange income	14,926	15,447	13,715	(3.4)	8.8
Wealth management fees	19,461	22,260	10,725	(12.6)	81.5
Customer derivative income	1,895	4,595	3,645	(58.8)	(48.0)
Total fee income	95,864	98,991	80,536	(3.2)	19.0
Derivative mark-to-market and credit valuation adjustments	(732)	934	(1,444)	NM	(49.3)
Net gains on AFS debt securities	2,931	616	746	375.8	292.9
Other investment (loss) income	(49)	2,956	678	NM	NM
Other income (loss)	8,478	(941)	5,662	NM	49.7
Total noninterest income	106,492	102,556	86,178	3.8%	23.6%
Noninterest expense:
Compensation and employee benefits (1)	172,543	172,665	144,841	(0.1)%	19.1%
Occupancy and equipment expense	19,553	18,248	16,289	7.2	20.0
Computer and software related expenses	15,433	14,747	13,446	4.7	14.8
Deposit insurance premiums and regulatory assessments (2)	10,268	8,859	9,133	15.9	12.4
Deposit account expense	8,906	7,533	9,348	18.2	(4.7)
Other real estate owned (“OREO”) expense (income)	2,254	(264)	(493)	NM	NM
Other operating expense	38,869	36,542	37,220	6.4	4.4
Total operating noninterest expense	267,826	258,330	229,784	3.7	16.6
Amortization of tax credit and CRA investments	22,796	21,984	26,236	3.7	(13.1)
Total noninterest expense	290,622	280,314	256,020	3.7	13.5
Income before income taxes	467,521	457,435	402,232	2.2	16.2
Income tax expense	103,821	99,639	91,979	4.2	12.9
Net income	$363,700	$357,796	$310,253	1.7%	17.2%

Earnings per share (“EPS”)
- Basic	$2.65	$2.59	$2.25	2.1%	17.6%
- Diluted	$2.63	$2.57	$2.24	2.2	17.6
Weighted-average number of shares outstanding
- Basic	137,450	138,054	137,818	(0.4)%	(0.3)%
- Diluted	138,301	138,919	138,789	(0.4)	(0.4)

NM - Not meaningful.
(1)Includes $5 million and $6 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the three months ended June 30, 2026 and March 31, 2026, respectively.
(2)Includes $1 million and $833 thousand of FDIC special assessment reversals for the three months ended March 31, 2026 and June 30, 2025, respectively.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
($ and shares in thousands, except per share data)
(unaudited)
Table 4

	Six Months Ended		June 30, 2026 % Change
	June 30, 2026	June 30, 2025	Yr-o-Yr
Interest and dividend income	$2,136,333	$2,090,801	2.2%
Interest expense	780,489	873,526	(10.7)
Net interest income before provision for credit losses	1,355,844	1,217,275	11.4
Provision for credit losses	69,000	94,000	(26.6)
Net interest income after provision for credit losses	1,286,844	1,123,275	14.6%
Noninterest income:
Commercial and consumer deposit-related fees	62,240	53,940	15.4
Lending and loan servicing fees	54,031	51,816	4.3
Foreign exchange income	30,373	29,552	2.8
Wealth management fees	41,721	24,404	71.0
Customer derivative income	6,490	9,184	(29.3)
Total fee income	194,855	168,896	15.4
Derivative mark-to-market and credit valuation adjustments	202	(2,914)	NM
Net gains on AFS debt securities	3,547	877	304.4
Other investment income	2,907	2,940	(1.1)
Other income	7,537	8,481	(11.1)
Total noninterest income	209,048	178,280	17.3%
Noninterest expense:
Compensation and employee benefits (1)	345,208	291,276	18.5%
Occupancy and equipment expense	37,801	31,978	18.2
Computer and software related expenses	30,180	26,760	12.8
Deposit insurance premiums and regulatory assessments (2)	19,127	19,518	(2.0)
Deposit account expense	16,439	18,390	(10.6)
OREO expense	1,990	3,673	(45.8)
Other operating expense	75,411	74,595	1.1
Total operating noninterest expense	526,156	466,190	12.9
Amortization of tax credit and CRA investments	44,780	41,978	6.7
Total noninterest expense	570,936	508,168	12.4
Income before income taxes	924,956	793,387	16.6
Income tax expense	203,460	192,864	5.5
Net income	$721,496	$600,523	20.1%

EPS
- Basic	$5.24	$4.35	20.4%
- Diluted	$5.21	$4.32	20.6
Weighted-average number of shares outstanding
- Basic	137,757	138,009	(0.2)%
- Diluted	138,568	139,058	(0.4)

NM - Not meaningful.
(1)Includes $11 million of additional compensation expense from the change in equity award expense recognition for retirement eligible employees for the six months ended June 30, 2026.
(2)Includes $1 million of FDIC special assessment reversals for the six months ended June 30, 2026.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED AVERAGE BALANCES
($ in thousands)
(unaudited)
Table 5

	Three Months Ended			June 30, 2026 % Change		Six Months Ended		June 30, 2026 % Change
	June 30, 2026	March 31, 2026	June 30, 2025	Qtr-o-Qtr	Yr-o-Yr	June 30, 2026	June 30, 2025	Yr-o-Yr
Loans:
Commercial:
C&I	$19,452,052	$18,752,867	$17,363,095	3.7%	12.0%	$19,104,391	$17,115,622	11.6%
CRE:
CRE	15,532,163	15,424,498	14,864,277	0.7	4.5	15,478,628	14,798,445	4.6
Multifamily residential	5,196,260	5,131,257	4,981,155	1.3	4.3	5,163,938	4,973,345	3.8
Construction and land	822,119	766,414	689,713	7.3	19.2	794,420	682,738	16.4
Total CRE	21,550,542	21,322,169	20,535,145	1.1	4.9	21,436,986	20,454,528	4.8
Consumer:
Residential mortgage:
Single-family residential	15,186,553	15,013,979	14,477,173	1.1	4.9	15,100,743	14,358,594	5.2
HELOCs	1,987,280	1,914,101	1,858,881	3.8	6.9	1,950,892	1,835,084	6.3
Total residential mortgage	17,173,833	16,928,080	16,336,054	1.5	5.1	17,051,635	16,193,678	5.3
Other consumer	53,075	51,533	47,138	3.0	12.6	52,309	48,351	8.2
Total loans (1)	$58,229,502	$57,054,649	$54,281,432	2.1%	7.3%	$57,645,321	$53,812,179	7.1%

Interest-earning assets	$80,089,545	$77,967,079	$73,903,125	2.7%	8.4%	$79,034,175	$73,314,428	7.8%
Total assets	$83,150,969	$81,080,258	$76,862,028	2.6%	8.2%	$82,121,334	$76,246,907	7.7%

Deposits:
Noninterest-bearing demand	$17,362,645	$16,877,461	$15,114,806	2.9%	14.9%	$17,121,393	$15,109,447	13.3%
Interest-bearing checking	7,530,547	7,652,611	7,597,103	(1.6)	(0.9)	7,591,242	7,672,963	(1.1)
Money market	16,545,079	16,203,527	15,325,928	2.1	8.0	16,375,246	15,081,131	8.6
Savings	1,905,782	1,701,913	1,745,220	12.0	9.2	1,804,410	1,749,062	3.2
Time deposits	25,353,592	25,112,122	23,894,775	1.0	6.1	25,233,524	23,547,978	7.2
Total deposits	$68,697,645	$67,547,634	$63,677,832	1.7%	7.9%	$68,125,815	$63,160,581	7.9%

(1)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 6

	Three Months Ended
	June 30, 2026			March 31, 2026
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,985,838	$31,216	3.14%	$3,865,615	$29,851	3.13%
Resale agreements	425,000	1,624	1.53%	425,000	1,625	1.55%
Debt securities:
AFS	14,441,915	158,285	4.40%	13,609,231	148,164	4.42%
HTM	2,849,553	12,044	1.70%	2,861,401	12,014	1.70%
Total debt securities	17,291,468	170,329	3.95%	16,470,632	160,178	3.94%
Loans:
C&I	19,452,052	304,621	6.28%	18,752,867	297,315	6.43%
CRE	21,550,542	320,535	5.97%	21,322,169	315,923	6.01%
Residential mortgage	17,173,833	248,541	5.80%	16,928,080	244,884	5.87%
Other consumer	53,075	792	5.98%	51,533	756	5.95%
Total loans (2)	58,229,502	874,489	6.02%	57,054,649	858,878	6.11%
FHLB and FRB stock	157,737	3,165	8.05%	151,183	4,978	13.35%
Total interest-earning assets	$80,089,545	$1,080,823	5.41%	$77,967,079	$1,055,510	5.49%

Noninterest-earning assets:
Cash and due from banks	311,337			450,219
Allowance for loan, lease and securities’ losses	(854,564)			(836,828)
Other assets	3,604,651			3,499,788
Total assets	$83,150,969			$81,080,258

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,530,547	$37,692	2.01%	$7,652,611	$39,445	2.09%
Money market deposits	16,545,079	108,628	2.63%	16,203,527	104,878	2.62%
Savings deposits	1,905,782	4,511	0.95%	1,701,913	3,010	0.72%
Time deposits	25,353,592	208,591	3.30%	25,112,122	208,079	3.36%
Total interest-bearing deposits	51,335,000	359,422	2.81%	50,670,173	355,412	2.84%
Short-term borrowings and federal funds purchased	364	5	5.08%	567	4	2.84%
FHLB advances	3,041,759	29,455	3.88%	2,577,223	25,004	3.93%
Repurchase agreements	707,880	6,680	3.79%	350,075	3,290	3.81%
Long-term debt and finance lease liabilities	35,480	610	6.89%	35,566	607	6.93%
Total interest-bearing liabilities	$55,120,483	$396,172	2.88%	$53,633,604	$384,317	2.91%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	17,362,645			16,877,461
Accrued expenses and other liabilities	1,553,445			1,521,820
Stockholders’ equity	9,114,396			9,047,373
Total liabilities and stockholders’ equity	$83,150,969			$81,080,258

Total deposits	$68,697,645	$359,422	2.10%	$67,547,634	$355,412	2.13%

Interest rate spread			2.53%			2.58%
Net interest income and net interest margin		$684,651	3.43%		$671,193	3.49%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
QUARTER-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 7

	Three Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,985,838	$31,216	3.14%	$3,699,036	$34,935	3.79%
Resale agreements	425,000	1,624	1.53%	425,000	1,624	1.53%
Debt securities:
AFS	14,441,915	158,285	4.40%	12,435,531	141,496	4.56%
HTM	2,849,553	12,044	1.70%	2,896,410	12,292	1.70%
Total debt securities	17,291,468	170,329	3.95%	15,331,941	153,788	4.02%
Loans:
C&I	19,452,052	304,621	6.28%	17,363,095	303,791	7.02%
CRE	21,550,542	320,535	5.97%	20,535,145	319,666	6.24%
Residential mortgage	17,173,833	248,541	5.80%	16,336,054	241,666	5.93%
Other consumer	53,075	792	5.98%	47,138	572	4.86%
Total loans (2)	58,229,502	874,489	6.02%	54,281,432	865,695	6.40%
FHLB and FRB stock	157,737	3,165	8.05%	165,716	2,957	7.16%
Total interest-earning assets	$80,089,545	$1,080,823	5.41%	$73,903,125	$1,058,999	5.75%

Noninterest-earning assets:
Cash and due from banks	311,337			350,343
Allowance for loan and lease losses	(854,564)			(745,121)
Other assets	3,604,651			3,353,681
Total assets	$83,150,969			$76,862,028

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,530,547	$37,692	2.01%	$7,597,103	$47,013	2.48%
Money market deposits	16,545,079	108,628	2.63%	15,325,928	124,282	3.25%
Savings deposits	1,905,782	4,511	0.95%	1,745,220	3,700	0.85%
Time deposits	25,353,592	208,591	3.30%	23,894,775	225,593	3.79%
Total interest-bearing deposits	51,335,000	359,422	2.81%	48,563,026	400,588	3.31%
Short-term borrowings and federal funds purchased	364	5	5.08%	659	1	0.66%
FHLB advances	3,041,759	29,455	3.88%	3,500,003	39,313	4.51%
Repurchase agreements	707,880	6,680	3.79%	119,061	1,352	4.55%
Long-term debt and finance lease liabilities	35,480	610	6.89%	35,811	671	7.52%
Total interest-bearing liabilities	$55,120,483	$396,172	2.88%	$52,218,560	$441,925	3.39%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	17,362,645			15,114,806
Accrued expenses and other liabilities	1,553,445			1,458,680
Stockholders’ equity	9,114,396			8,069,982
Total liabilities and stockholders’ equity	$83,150,969			$76,862,028

Total deposits	$68,697,645	$359,422	2.10%	$63,677,832	$400,588	2.52%

Interest rate spread			2.53%			2.36%
Net interest income and net interest margin		$684,651	3.43%		$617,074	3.35%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
YEAR-TO-DATE AVERAGE BALANCES, YIELDS AND RATES
($ in thousands)
(unaudited)
Table 8
	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest	Average Yield/Rate (1)	Average Balance	Interest	Average Yield/Rate (1)
Assets
Interest-earning assets:
Interest-bearing cash and deposits with banks	$3,926,059	$61,067	3.14%	$3,906,499	$74,072	3.82%
Resale agreements	425,000	3,249	1.54%	425,000	3,234	1.53%
Debt securities:
AFS	14,027,873	306,449	4.41%	12,102,837	277,015	4.62%
HTM	2,855,444	24,058	1.70%	2,902,373	24,557	1.71%
Total debt securities	16,883,317	330,507	3.95%	15,005,210	301,572	4.05%
Loans:
C&I	19,104,391	601,936	6.35%	17,115,622	597,205	7.04%
CRE	21,436,986	636,458	5.99%	20,454,528	631,052	6.22%
Residential mortgage	17,051,635	493,425	5.84%	16,193,678	476,557	5.93%
Other consumer	52,309	1,548	5.97%	48,351	1,293	5.39%
Total loans (2)	57,645,321	1,733,367	6.06%	53,812,179	1,706,107	6.39%
FHLB and FRB stock	154,478	8,143	10.63%	165,540	5,816	7.08%
Total interest-earning assets	$79,034,175	$2,136,333	5.45%	$73,314,428	$2,090,801	5.75%

Noninterest-earning assets:
Cash and due from banks	380,395			347,797
Allowance for loan, lease and securities’ losses	(845,745)			(730,768)
Other assets	3,552,509			3,315,450
Total assets	$82,121,334			$76,246,907

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Checking deposits	$7,591,242	$77,137	2.05%	$7,672,963	$94,924	2.49%
Money market deposits	16,375,246	213,506	2.63%	15,081,131	240,300	3.21%
Savings deposits	1,804,410	7,521	0.84%	1,749,062	7,147	0.82%
Time deposits	25,233,524	416,670	3.33%	23,547,978	450,198	3.86%
Total interest-bearing deposits	51,004,422	714,834	2.83%	48,051,134	792,569	3.33%
Short-term borrowings and federal funds purchased	465	9	3.73%	544	7	2.56%
FHLB advances	2,810,775	54,459	3.91%	3,500,002	78,179	4.50%
Repurchase agreements	529,966	9,970	3.79%	63,183	1,429	4.56%
Long-term debt and finance lease liabilities	35,523	1,217	6.91%	35,864	1,342	7.55%
Total interest-bearing liabilities	$54,381,151	$780,489	2.89%	$51,650,727	$873,526	3.41%

Noninterest-bearing liabilities and stockholders’ equity:
Demand deposits	17,121,393			15,109,447
Accrued expenses and other liabilities	1,537,720			1,516,650
Stockholders’ equity	9,081,070			7,970,083
Total liabilities and stockholders’ equity	$82,121,334			$76,246,907

Total deposits	$68,125,815	$714,834	2.12%	$63,160,581	$792,569	2.53%

Interest rate spread			2.56%			2.34%
Net interest income and net interest margin		$1,355,844	3.46%		$1,217,275	3.35%

(1)Annualized.
(2)Includes loans HFS.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
SELECTED RATIOS
(unaudited)
Table 9

	Three Months Ended (1)			June 30, 2026 Basis Point Change
	June 30, 2026	March 31, 2026	June 30, 2025	Qtr-o-Qtr		Yr-o-Yr
Return on average assets	1.75%	1.79%	1.62%	(4)	bps	13	bps
Adjusted return on average assets (2)	1.75%	1.79%	1.65%	(4)		10
Return on average common equity	16.01%	16.04%	15.42%	(3)		59
Adjusted return on average common equity (2)	16.01%	16.01%	15.71%	—		30
Return on average TCE (3)	16.88%	16.92%	16.39%	(4)		49
Adjusted return on average TCE (3)	16.88%	16.89%	16.69%	(1)		19
Interest rate spread	2.53%	2.58%	2.36%	(5)		17
Net interest margin	3.43%	3.49%	3.35%	(6)		8
Average loan yield	6.02%	6.11%	6.40%	(9)		(38)
Yield on average interest-earning assets	5.41%	5.49%	5.75%	(8)		(34)
Average cost of interest-bearing deposits	2.81%	2.84%	3.31%	(3)		(50)
Average cost of deposits	2.10%	2.13%	2.52%	(3)		(42)
Average cost of funds	2.19%	2.21%	2.63%	(2)		(44)
Operating noninterest expense/average assets	1.29%	1.29%	1.20%	—		9
Efficiency ratio	36.73%	36.23%	36.41%	50		32
Adjusted efficiency ratio (4)	36.73%	36.36%	36.52%	37		21
Efficiency ratio (fully taxable equivalent) (“FTE”) (4)	36.68%	36.17%	36.32%	51		36
Adjusted efficiency ratio (FTE) (4)	36.68%	36.30%	36.44%	38		24
Effective tax rate	22.21%	21.78%	22.87%	43		(66)
Adjusted effective tax rate (2)	22.21%	21.78%	21.28%	43	bps	93	bps

	Six Months Ended (1)		June 30, 2026 Basis Point Change
	June 30, 2026	June 30, 2025	Yr-o-Yr
Return on average assets	1.77%	1.59%	18	bps
Adjusted return on average assets (2)	1.77%	1.61%	16
Return on average common equity	16.02%	15.19%	83
Adjusted return on average common equity (2)	16.01%	15.36%	65
Return on average TCE (3)	16.90%	16.16%	74
Adjusted return on average TCE (3)	16.89%	16.33%	56
Interest rate spread	2.56%	2.34%	22
Net interest margin	3.46%	3.35%	11
Average loan yield	6.06%	6.39%	(33)
Yield on average interest-earning assets	5.45%	5.75%	(30)
Average cost of interest-bearing deposits	2.83%	3.33%	(50)
Average cost of deposits	2.12%	2.53%	(41)
Average cost of funds	2.20%	2.64%	(44)
Operating noninterest expense/average assets	1.29%	1.23%	6
Efficiency ratio	36.48%	36.41%	7
Adjusted efficiency ratio (4)	36.55%	36.41%	14
Efficiency ratio (FTE) (4)	36.43%	36.34%	9
Adjusted efficiency ratio (FTE) (4)	36.49%	36.34%	15
Effective tax rate	22.00%	24.31%	(231)
Adjusted effective tax rate (2)	22.00%	23.50%	(150)	bps
(1)Annualized except for efficiency ratio and effective tax rate.
(2)Adjusted return on average assets, adjusted return on average common equity and adjusted effective tax rate are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 12.
(3)Return on average TCE and adjusted return on average TCE are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 14.
(4)Adjusted efficiency ratio, efficiency ratio (FTE) and adjusted efficiency ratio (FTE) are non-GAAP financial measures. See reconciliation of GAAP to non-GAAP financial measures in Table 13.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10

		Three Months Ended June 30, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	HELOCs	Other Consumer	Total
ALLL, March 31, 2026		$483,384	$231,802	$39,446	$17,170	$56,883	$5,899	$1,290	$835,874
Provision for credit losses on loans	(a)	18,928	5,145	882	2,799	4,273	670	227	32,924
Gross charge-offs		(21,960)	(6,848)	—	(1)	(31)	(11)	(18)	(28,869)
Gross recoveries		394	1,252	12	—	123	2	3	1,786
Total net (charge-offs) recoveries		(21,566)	(5,596)	12	(1)	92	(9)	(15)	(27,083)
Foreign currency translation adjustment		341	—	—	—	—	—	—	341
ALLL, June 30, 2026		$481,087	$231,351	$40,340	$19,968	$61,248	$6,560	$1,502	$842,056

		Three Months Ended March 31, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	HELOCs	Other Consumer	Total
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773
Provision for (reversal of) credit losses on loans	(a)	17,892	11,160	2,880	2,593	3,519	92	(262)	37,874
Gross charge-offs		(18,385)	(1,305)	—	(893)	(121)	—	(75)	(20,779)
Gross recoveries		7,918	453	11	2	22	3	251	8,660
Total net (charge-offs) recoveries		(10,467)	(852)	11	(891)	(99)	3	176	(12,119)
Foreign currency translation adjustment		346	—	—	—	—	—	—	346
ALLL, March 31, 2026		$483,384	$231,802	$39,446	$17,170	$56,883	$5,899	$1,290	$835,874

		Three Months Ended June 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	HELOCs	Other Consumer	Total
ALLL, March 31, 2025		$421,288	$212,899	$32,324	$15,199	$46,929	$4,879	$1,338	$734,856
Provision for (reversal of) credit losses on loans	(a)	27,595	8,007	(3,274)	2,654	5,064	369	(259)	40,156
Gross charge-offs		(8,151)	(8,306)	(3)	—	—	—	(4)	(16,464)
Gross recoveries		1,504	18	26	3	4	8	250	1,813
Total net (charge-offs) recoveries		(6,647)	(8,288)	23	3	4	8	246	(14,651)
Foreign currency translation adjustment		55	—	—	—	—	—	—	55
ALLL, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416

EAST WEST BANCORP, INC. AND SUBSIDIARIES
ALLOWANCE FOR CREDIT LOSSES
($ in thousands)
(unaudited)
Table 10 (continued)

		Six Months Ended June 30, 2026
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	HELOCs	Other Consumer	Total
ALLL, December 31, 2025		$475,613	$221,494	$36,555	$15,468	$53,463	$5,804	$1,376	$809,773
Provision for (reversal of) credit losses on loans	(a)	36,820	16,305	3,762	5,392	7,792	762	(35)	70,798
Gross charge-offs		(40,345)	(8,153)	—	(894)	(152)	(11)	(93)	(49,648)
Gross recoveries		8,312	1,705	23	2	145	5	254	10,446
Total net (charge-offs) recoveries		(32,033)	(6,448)	23	(892)	(7)	(6)	161	(39,202)
Foreign currency translation adjustment		687	—	—	—	—	—	—	687
ALLL, June 30, 2026		$481,087	$231,351	$40,340	$19,968	$61,248	$6,560	$1,502	$842,056

		Six Months Ended June 30, 2025
		Commercial				Consumer
			CRE			Residential Mortgage
($ in thousands)		C&I	CRE	Multifamily Residential	Construction and Land	SFR	HELOCs	Other Consumer	Total
ALLL, December 31, 2024		$384,319	218,677	32,117	17,497	44,816	3,132	$1,494	$702,052
Provision for (reversal of) credit losses on loans	(a)	63,965	16,112	(3,073)	2,349	7,136	2,108	(379)	88,218
Gross charge-offs		(9,139)	(22,243)	(7)	(1,996)	(9)	—	(53)	(33,447)
Gross recoveries		3,068	72	36	6	54	16	263	3,515
Total net (charge-offs) recoveries		(6,071)	(22,171)	29	(1,990)	45	16	210	(29,932)
Foreign currency translation adjustment		78	—	—	—	—	—	—	78
ALLL, June 30, 2025		$442,291	$212,618	$29,073	$17,856	$51,997	$5,256	$1,325	$760,416

		Three Months Ended			Six Months Ended
($ in thousands)		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Unfunded Credit Facilities
Allowance for unfunded credit commitments, beginning of period (1)		$47,005	$48,690	$40,464	$48,690	$39,526
Provision for (reversal of) credit losses on unfunded credit commitments	(b)	76	(1,682)	4,844	(1,606)	5,782
Foreign currency translation adjustment		(4)	(3)	(1)	(7)	(1)
Allowance for unfunded credit commitments, end of period (1)		$47,077	$47,005	$45,307	$47,077	$45,307

Provision for credit losses:
Provision for credit losses on loans and unfunded credit commitments	(a)+(b)	$33,000	$36,192	$45,000	$69,192	$94,000
Reversal of credit losses on AFS debt securities	(c)	—	(192)	—	(192)	—
Total provision for credit losses	(a)+(b)+(c)	$33,000	$36,000	$45,000	$69,000	$94,000

(1)Included in Accrued expenses and other liabilities on the Condensed Consolidated Balance Sheet.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
CRITICIZED LOANS, NONPERFORMING ASSETS, CREDIT QUALITY RATIOS AND
COMPOSITION OF ALLOWANCE BY PORTFOLIO
($ in thousands)
(unaudited)
Table 11

Criticized Loans	June 30, 2026	March 31, 2026	June 30, 2025
Special mention loans	$433,342	$316,230	$446,665
Classified loans	854,382	913,386	736,228
Total criticized loans (1)	$1,287,724	$1,229,616	$1,182,893

(1)Excludes loans HFS.

Nonperforming Assets	June 30, 2026	March 31, 2026	June 30, 2025
Nonaccrual loans:
Commercial:
C&I	$48,692	$61,063	$71,894
Total CRE	89,122	56,104	9,420
Consumer:
Total residential mortgage	67,082	63,452	58,003
Other consumer	62	29	137
Total nonaccrual loans	204,958	180,648	139,454
OREO, net	24,576	14,917	32,224
Nonperforming loans HFS	17,425	20,759	—
Total nonperforming assets	$246,959	$216,324	$171,678

Credit Quality Ratios	June 30, 2026	March 31, 2026	June 30, 2025
Annualized quarterly net charge-offs to average loans HFI	0.19%	0.09%	0.11%
Annualized YTD net charge-offs to YTD average loans HFI	0.14%	0.09%	0.11%
Special mention loans to loans HFI	0.73%	0.54%	0.81%
Classified loans to loans HFI	1.45%	1.57%	1.34%
Criticized loans to loans HFI	2.18%	2.12%	2.15%
Nonperforming assets to total assets	0.29%	0.26%	0.22%
Nonaccrual loans to loans HFI	0.35%	0.31%	0.25%
ALLL to loans HFI	1.43%	1.44%	1.38%

Composition of ALLL by Portfolio	June 30, 2026		March 31, 2026		June 30, 2025
Loan Category	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI	ALLL	ALLL/ Loans HFI
C&I	$481,087	2.42%	$483,384	2.47%	$442,291	2.48%
Total CRE	291,659	1.35	288,418	1.35	259,547	1.26
Multifamily	40,340	0.77	39,446	0.77	29,073	0.58
Office	65,489	2.85	65,546	2.87	60,354	2.78
All other CRE	185,830	1.32	183,426	1.31	170,120	1.26
Total residential mortgage	67,808	0.39	62,782	0.37	57,253	0.35
Other consumer	1,502	2.65	1,290	2.48	1,325	2.65
Total loans	$842,056	1.43%	$835,874	1.44%	$760,416	1.38%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 12
On June 30, 2025, the California single sales factor apportionment method (“CA SSF”) was approved for financial institutions in the 2025 tax year, which resulted in $6 million of additional income tax expense recorded in the second quarter of 2025. The table below provides the computation of the Company’s effective tax rate and adjusted effective tax rate excluding the impact of the CA SSF. Management believes that presenting the adjusted effective tax rate computation allows comparability among different periods.
		Three Months Ended			Six Months Ended
		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Income tax expense	(a)	$103,821	$99,639	$91,979	$203,460	$192,864
Less: Impact of the CA SSF	(b)	—	—	(6,391)	—	(6,391)
Adjusted income tax expense	(c)=(a)+(b)	$103,821	$99,639	$85,588	$203,460	$186,473

Income before income taxes	(d)	467,521	457,435	402,232	924,956	793,387

Effective tax rate	(a)/(d)	22.21%	21.78%	22.87%	22.00%	24.31%
Less: Impact of the CA SSF	(b)/(d)	—%	—%	(1.59)%	—%	(0.81)%
Adjusted effective tax rate	(c)/(d)	22.21%	21.78%	21.28%	22.00%	23.50%

Adjusted net income and adjusted diluted EPS represent net income and diluted EPS adjusted for the tax-effected impacts of the FDIC special assessment reversals and the impact of the CA SSF. Management believes that presenting the computations of the adjusted net income, adjusted diluted EPS, adjusted return on average assets and adjusted return on average common equity provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.
•FDIC special assessment reversals are included in Deposit insurance premiums and regulatory assessments on the Condensed Consolidated Statement of Income.
•During the second quarter of 2025, the Company recorded $6 million of additional income tax expense due to the impact of the CA SSF.

		Three Months Ended			Six Months Ended
		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	(a)	$363,700	$357,796	$310,253	$721,496	$600,523
Less: FDIC special assessment reversals	(b)	—	(1,015)	(833)	(1,015)	—
Tax effects of adjustments (1)	(b)	—	284	235	284	—
Add: Impact of the CA SSF	(b)	—	—	6,391	—	6,391
Adjusted net income	(c)=(a)+∑(b)	$363,700	$357,065	$316,046	$720,765	$606,914

Diluted weighted-average number of shares outstanding	(d)	138,301	138,919	138,789	138,568	139,058
Diluted EPS	(e)	$2.63	$2.57	$2.24	$5.21	$4.32
Less: FDIC special assessment reversals	(f)	—	—	(0.01)	(0.01)	—
Tax effects of adjustments (1)	(f)	—	—	—	—	—
Add: Impact of the CA SSF	(f)	—	—	0.05	—	0.05
Adjusted diluted EPS	(g)=(e)+∑(f)	$2.63	$2.57	$2.28	$5.20	$4.37

Average total assets	(h)	$83,150,969	$81,080,258	$76,862,028	$82,121,334	$76,246,907
Average stockholders’ equity	(i)	$9,114,396	$9,047,373	$8,069,982	$9,081,070	$7,970,083
Return on average assets (2)	(a)/(h)	1.75%	1.79%	1.62%	1.77%	1.59%
Adjusted return on average assets (2)	(c)/(h)	1.75%	1.79%	1.65%	1.77%	1.61%
Return on average common equity (2)	(a)/(i)	16.01%	16.04%	15.42%	16.02%	15.19%
Adjusted return on average common equity (2)	(c)/(i)	16.01%	16.01%	15.71%	16.01%	15.36%

(1)Applied statutory tax rate of 28.02% for the three and six months ended June 30, 2026, and the three months ended March 31, 2026. Applied statutory tax rate of 28.18% for the three and six months ended June 30, 2025.
(2)Annualized.

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 13
The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Non-GAAP measures used consist of FTE net interest income and total revenue. The FTE adjustment relates to tax exempt interest on certain investment securities and loans. Adjusted noninterest expense reflects the FDIC special assessment.

Efficiency ratio (FTE) represents noninterest expense divided by total revenue (FTE). Adjusted efficiency ratio and adjusted efficiency ratio (FTE) reflect the impacts of the aforementioned adjustments. Pre-tax, pre-provision income (FTE) represents total revenue (FTE) less noninterest expense. Adjusted pre-tax, pre-provision income (FTE) represents total revenue (FTE) less adjusted noninterest expense.
		Three Months Ended			Six Months Ended
		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest income before provision for credit losses	(a)	$684,651	$671,193	$617,074	$1,355,844	$1,217,275
FTE adjustment	(b)	1,196	1,250	1,603	2,446	2,749
FTE net interest income before provision for credit losses	(c)=(a)+(b)	685,847	672,443	618,677	1,358,290	1,220,024
Total noninterest income	(d)	106,492	102,556	86,178	209,048	178,280
Total revenue	(e)=(a)+(d)	791,143	773,749	703,252	1,564,892	1,395,555
Total revenue (FTE)	(f)=(c)+(d)	$792,339	$774,999	$704,855	$1,567,338	$1,398,304

Total noninterest expense	(g)	$290,622	$280,314	$256,020	$570,936	$508,168
Add: FDIC special assessment reversals	(h)	—	1,015	833	1,015	—
Adjusted noninterest expense	(i)=(g)+(h)	$290,622	$281,329	$256,853	$571,951	$508,168

Efficiency ratio	(g)/(e)	36.73%	36.23%	36.41%	36.48%	36.41%
Adjusted efficiency ratio	(i)/(e)	36.73%	36.36%	36.52%	36.55%	36.41%
Efficiency ratio (FTE)	(g)/(f)	36.68%	36.17%	36.32%	36.43%	36.34%
Adjusted efficiency ratio (FTE)	(i)/(f)	36.68%	36.30%	36.44%	36.49%	36.34%
Pre-tax, pre-provision income (“PTPP”)	(e)-(g)	$500,521	$493,435	$447,232	$993,956	$887,387
PTPP (FTE)	(f)-(g)	$501,717	$494,685	$448,835	$996,402	$890,136
Adjusted PTPP (FTE)	(f)-(i)	$501,717	$493,670	$448,002	$995,387	$890,136

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible book value, tangible book value per share and TCE ratio are non-GAAP financial measures. Tangible book value and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and mortgage servicing assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.

		June 30, 2026	March 31, 2026	June 30, 2025
Common stock		$171	$171	$170
Additional paid-in capital		2,151,229	2,131,219	2,060,115
Retained earnings		8,800,428	8,547,820	7,744,221
Treasury stock		(1,292,113)	(1,291,555)	(1,140,359)
Accumulated other comprehensive income:
AFS debt securities net unrealized losses		(396,324)	(383,753)	(466,568)
Cash flow hedges net unrealized (losses) gains		(4,637)	12,034	28,622
Foreign currency translation adjustments		(12,825)	(16,501)	(24,434)
Total accumulated other comprehensive loss		(413,786)	(388,220)	(462,380)
Stockholders’ equity	(a)	$9,245,929	$8,999,435	$8,201,767
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(3,736)	(3,978)	(4,628)
Tangible book value	(b)	$8,776,496	$8,529,760	$7,731,442
Number of common shares at period-end	(c)	137,011	136,979	137,816
Book value per share	(a)/(c)	$67.48	$65.70	$59.51
Tangible book value per share	(b)/(c)	$64.06	$62.27	$56.10
Total assets	(d)	$84,763,472	$82,886,152	$78,158,067
Less: Goodwill		(465,697)	(465,697)	(465,697)
Mortgage servicing assets		(3,736)	(3,978)	(4,628)
Tangible assets	(e)	$84,294,039	$82,416,477	$77,687,742
Total stockholders’ equity to assets ratio	(a)/(d)	10.91%	10.86%	10.49%
TCE ratio	(b)/(e)	10.41%	10.35%	9.95%

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)
Table 14 (continued)

Return on average TCE represents tangible net income divided by average tangible book value. Tangible net income excludes the after-tax impacts of the amortization of mortgage servicing assets. Adjusted return on average TCE represents adjusted tangible net income divided by average tangible book value. Adjusted tangible net income is tangible net income excluding the tax-effected impacts of the FDIC special assessment reversals and the impact of the CA SSF. Given that the use of such measures and ratios is more prevalent in the banking industry, and are used by banking regulators and analysts, the Company has included them below for discussion.
		Three Months Ended			Six Months Ended
		June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	(f)	$363,700	$357,796	$310,253	$721,496	$600,523
Add: Amortization of mortgage servicing assets		264	149	316	413	609
Tax effect of amortization adjustment (1)		(74)	(42)	(89)	(116)	(172)
Tangible net income	(g)	$363,890	$357,903	$310,480	$721,793	$600,960
Less: FDIC special assessment reversals		—	(1,015)	(833)	(1,015)	—
Tax effects of adjustments (1)		—	284	235	284	—
Add: Impact of the CA SSF		—	—	6,391	—	6,391
Adjusted tangible net income	(h)	$363,890	$357,172	$316,273	$721,062	$607,351
Average stockholders’ equity	(i)	$9,114,396	$9,047,373	$8,069,982	$9,081,070	$7,970,083
Less: Average goodwill		(465,697)	(465,697)	(465,697)	(465,697)	(465,697)
Average mortgage servicing assets		(3,884)	(4,025)	(4,825)	(3,954)	(4,971)
Average tangible book value	(j)	$8,644,815	$8,577,651	$7,599,460	$8,611,419	$7,499,415
Return on average common equity (2)	(f)/(i)	16.01%	16.04%	15.42%	16.02%	15.19%
Return on average TCE (2)	(g)/(j)	16.88%	16.92%	16.39%	16.90%	16.16%
Adjusted return on average TCE (2)	(h)/(j)	16.88%	16.89%	16.69%	16.89%	16.33%

(1)Applied statutory tax rate of 28.02% for the three and six months ended June 30, 2026, and the three months ended March 31, 2026. Applied statutory tax rate of 28.18% for the three and six months ended June 30, 2025.
(2)Annualized.